EXHIBIT 9

                                  SUBSCRIPTION

                  The undersigned ___________________________________,
pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________ shares of the Common Stock of Mid-State Raceway, Inc., covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated:_________________________   Signature__________________________

                  Address______________________________________


                               ASSIGNMENT - CAP 2

                  FOR VALUE RECEIVED, ALL CAPITAL, LLC hereby sells, assigns and transfers unto RACEWAY VENTURES, LLC the foregoing Warrant and all
rights  evidenced   thereby,   and  does  irrevocably   constitute  and  appoint
________________________ attorney, to transfer said Warrant on the books of Mid-State Raceway, Inc.

Dated:  March 24, 2004                   Signature /s/ SHAWN SCOTT
       -----------------------                     ---------------

                    Address 1055 E. Tropicana Ave., Suite 700
                            ---------------------------------
                             Las Vegas, Nevada 89119
                             -----------------------


                               PARTIAL ASSIGNMENT

                  FOR VALUE RECEIVED, _______________________ hereby assigns and transfers unto __________________________ the right to purchase ____________
shares of the Common Stock of Mid-State Raceway, Inc. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint ______________________, attorney, to transfer that part of said Warrant on the books of Mid-State Raceway, Inc.


Dated:_________________________   Signature__________________________

                  Address______________________________________